Exhibit 99
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other persons signatory below of a statement on Schedule 13G with respect to the common stock of LoopNet, Inc., and that this Agreement be included as an attachment to such filing. All subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.
This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

TRINITY VENTURES VI, L.P.

By:	Trinity TVL VI, LLC,
Its General Partner

By:	/s/ Lawrence K. Orr Lawrence K. Orr, Management Member

TRINITY SIDE-BY-SIDE FUND, L.P.

By:	Trinity TVL VI, LLC,
Its General Partner

By:	/s/ Lawrence K. Orr Lawrence K. Orr, Management Member

TRINITY TVL VI, LLC

By:	/s/ Lawrence K. Orr Lawrence K. Orr, Management Member

/s/ Noel J. Fenton

Noel J. Fenton

/s/ Lawrence K. Orr

Lawrence K. Orr

/s/ James G. Shennan, Jr.

James G. Shennan, Jr.

/s/ Tod H. Francis

Tod H. Francis

/s/ Augustus O. Tai

Augustus O. Tai

/s/ Fred Wang

Fred Wang

TVL MANAGEMENT CORPORATION

By: Name:	/s/ Lawrence K. Orr Lawrence K. Orr
Title:	President

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